EXHIBIT 21

Subsidiaries of the Registrant

As of March 1, 2006, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

Name of Company		State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Carl Consumable Products, LLC	Delaware	PerkinElmer LAS, Inc.
3.	Lumen Technologies, Inc.	Delaware	PerkinElmer, Inc.
4.	PerkinElmer LAS, Inc.	Delaware	PerkinElmer Holdings, Inc. (76%) [1]
5.	PerkinElmer Optoelectronics NC, Inc.	Delaware	Lumen Technologies, Inc.
6.	PerkinElmer Receivables Company	Delaware	PerkinElmer, Inc.
7.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
8.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
9.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc.
10.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
11.	PerkinElmer VertriebsgmbH	Austria	Wellesley B.V.
12.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings [2]
13.	PerkinElmer Life Sciences (Bermuda) Ltd.	Bermuda	PerkinElmer LAS, Inc.
14.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (94.6%) [3]
15.	PerkinElmer BioSignal, Inc.	Canada	PerkinElmer Life Sciences International Holdings
16.	PerkinElmer Canada, Inc.	Canada	PerkinElmer, Inc.
17.	PerkinElmer Investments Ltd. Partnership	Canada	PerkinElmer International C.V. [4]
18.	PerkinElmer LAS Canada Inc.	Canada	PerkinElmer BioSignal, Inc.
19.	PerkinElmer Sciex Instruments	Canada	PerkinElmer Canada, Inc. (50%)
20.	PerkinElmer Instruments International Ltd.	Cayman Islands	PerkinElmer International C.V.
21.	PerkinElmer Optoelectronics Philippines, Inc.	Cayman Islands	PerkinElmer International C.V.
22.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Holdings, Inc.[5]
23.	PerkinElmer Instruments (Shanghai) Co. Ltd.	China	PerkinElmer Singapore Pte Ltd
24.	PerkinElmer Industrial (Shenzen) Ltd.	China	PerkinElmer Optoelectronics GmbH & Co. KG
25.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
26.	PerkinElmer Oy	Finland	Wellesley B.V.
27.	PerkinElmer Finland Oy	Finland	Wallac Oy
28.	Wallac Oy	Finland	PerkinElmer Oy
29.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
30.	PerkinElmer Holding GmbH	Germany	PerkinElmer, Inc.
31.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
32.	PerkinElmer Instruments International Ltd. & Co. KG	Germany	PerkinElmer International C.V. [6]
33.	PerkinElmer Optoelectronics GmbH & Co. KG	Germany	PerkinElmer LAS (Germany) GmbH (58%) [7]
34.	PerkinElmer Elcos GmbH	Germany	PerkinElmer LAS (Germany) GmbH

[1]	Packard BioScience Holding, B.V. owns 24%.
[2]	PerkinElmer, Inc. owns a de minimus share.
[3]	PerkinElmer Holdings, Inc. owns 5%; PerkinElmer LAS, Inc. owns .4%.
[4]	PerkinElmer Holdings, Inc. owns a de minimus share.
[5]	PerkinElmer LAS, Inc. owns a de minimus share.
[6]	PerkinElmer Instruments International Ltd. owns a de minimus share.
[7]	PerkinElmer Holding GmbH owns 2%; PerkinElmer Automotive Research, Inc. owns 40%.

Name of Company		State or Country of Incorporation or Organization	Name of Parent
35.	PerkinElmer (Hong Kong) Limited	Hong Kong	PerkinElmer Holdings, Inc.
36.	Perkin-Elmer Hungaria Kft	Hungary	Wellesley B.V. (98.5%) [8]
37.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd (51%)
38.	PT PerkinElmer Batam	Indonesia	PerkinElmer Holdings, Inc.
39.	Perkin Elmer Italia SpA	Italy	PerkinElmer Srl
40.	PerkinElmer Srl	Italy	Wellesley B.V.
41.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%) [9]
42.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
43.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
44.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc. [10]
45.	PerkinElmer Holdings B.V.	Netherlands	PerkinElmer Holdings, Inc.
46.	PerkinElmer Life and Analytical Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
47.	Packard BioScience Holding, B.V.	Netherlands	PerkinElmer Holdings, Inc.
48.	Lumac LSC B.V.	Netherlands	PerkinElmer Life and Analytical Sciences B.V.
49.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
50.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc. (99%) [11]
51.	Wellesley B.V.	Netherlands	PerkinElmer International C.V.
52.	PerkinElmer Norge AS	Norway	Wallac Oy
53.	EG&G Omni, Inc.	Philippines	PerkinElmer Holdings, Inc.
54.	PerkinElmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
55.	Perkin Elmer Polska Sp zo.o.	Poland	Wellesley B.V.
56.	Fluid Sciences Singapore Pte Ltd	Singapore	PerkinElmer Singapore Pte Ltd
57.	PerkinElmer Singapore Pte Ltd	Singapore	PerkinElmer International C.V.[12]
58.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
59.	PerkinElmer Sverige AB	Sweden	Wallac Oy
60.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
61.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
62.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
63.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
64.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer LAS, Inc.
65.	PerkinElmer Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
66.	PerkinElmer Q-Arc Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
67.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
68.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
69.	PerkinElmer Exporters Ltd.	U.S. Virgin Islands	PerkinElmer Holdings, Inc.

[8]	PerkinElmer Nederland B.V. owns 1.5%.
[9]	Wallac Oy owns 3%.
[10]	PerkinElmer, Inc. owns a de minimus share.
[11]	PerkinElmer, Inc. owns 1%.
[12]	PerkinElmer Instruments International Ltd. owns 1%.